UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 30, 2007, Taleo Corporation (the “Company”) entered into a license agreement with Oracle USA, Inc. and a payment schedule agreement with Oracle Credit Corporation (the two Oracle entities collectively “Oracle” and the two agreements collectively the “License”) under which Oracle shall provide a perpetual license for database software and related software to be used in the Taleo production environment. The terms of the License supersede and replace the terms of previous licenses for database and related software entered into between the Company and Oracle. Under the License, the Company will pay Oracle perpetual license fees of approximately $3.3 million dollars over the next two years for new software licenses, approximately $240,000 for software licensed under previous license and support agreements superseded by the License, and maintenance and support fees of approximately $1.3 million per year for the next two years for all database and related software licensed to date. The License also provides a credit of approximately $140,000 in connection with prepaid support fees paid pursuant to previous license and support agreements.
A copy of the License will be filed as an exhibit to the Company’s Report on Form 10-Q for the quarter ended June 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: July 17, 2007